Exhibit 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	June 6, 2005

Omaha, NE (BRK.A; BRK.B) – Berkshire Hathaway Inc. announced today that Cologne Reinsurance Company (Dublin) Limited, a subsidiary of General Re Corporation, had terminated John Houldsworth after it learned today that Mr. Houldsworth had agreed to plead guilty to a federal criminal charge of conspiring with others to misstate certain American International Group Inc. financial statements and entered into a settlement agreement with the Securities and Exchange Commission related to such matters. Mr. Houldsworth, the former Chief Executive Officer of Cologne Reinsurance Company (Dublin), had been placed on administrative leave last month after he received a Wells notice from the Securities Exchange Commission and was informed by the Department of Justice that he was a target of its investigation.

Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

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